Exhibit 4.1
Execution Version

COEUR MINING, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

6.875% SENIOR NOTES DUE 2032

INDENTURE

Dated as of April 22, 2026

THE BANK OF NEW YORK MELLON

Trustee

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Page

Section 4.13	Business Activities.	64

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EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of April 22, 2026 among Coeur Mining, Inc., a Delaware corporation, the Guarantors (as defined) and The Bank of New York Mellon, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.875% Senior Notes due 2032 (the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)          Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

 “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

 “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)          1.0% of the principal amount of the Note; or

(2)          the excess of:

(a)          the present value at such redemption date of (i) the redemption price of the Note at April 1, 2028 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through April 1, 2028 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)          the principal amount of the Note.

The Applicable Premium shall be calculated by the Company.  The Trustee shall have no responsibility in determining or calculating the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

 “Asset Sale” means:

(1)          the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2)          the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)          any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2)          a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)          an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)          the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)          the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(6)          any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)          the granting of Liens not prohibited by Section 4.12 hereof;

(8)          the sale or other disposition of cash or Cash Equivalents;

(9)          a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)    any exchange of assets for assets (including a combination of assets (which assets may include Capital Stock or any securities convertible into, or exercisable or exchangeable for, Capital Stock, but which assets may not include any Indebtedness) and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of (a) $20.0 million shall be evidenced by an Officer’s Certificate and (b) $30.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Company; provided that the Company shall apply any cash or Cash Equivalents received in any such exchange of assets as described in Section 4.10(b) hereof;

(11)        the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;

(12)        dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)        the issuance by a Restricted Subsidiary of preferred stock that is permitted by Section 4.09 hereof;

(14)        any sale of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

(15)        sales of assets received by the Company or any Restricted Subsidiary upon foreclosures on a Lien;

(16)        the unwinding of any Hedging Obligations;

(17)        any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(18)        any single transaction or series of related transactions that involves the disposition of property pursuant to a Deferred Revenue Financing Arrangement having a Fair Market Value of not greater than $50.0 million;

(19)        the lease or sublease of office space; and

(20)        the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)          with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)          with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)          with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)          with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

 “Canadian Pension Plan” means a pension plan or plan that is subject to applicable pension benefits legislation in any jurisdiction of Canada and that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of the Company or any Subsidiary thereof, other than a pension plan established by statute and administered by a Governmental Authority, including the Canada Pension Plan maintained by the Government of Canada and the Quebec Pension Plan maintained by the Province of Quebec.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital or finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP as in effect on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any lease that is treated as an operating lease pursuant to U.S. GAAP as in effect prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether or not such lease were in effect at the time of effectiveness of such FASB Accounting Standards Update ASU 2016-02) shall not be treated as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as in effect prior to giving effect to FASB Accounting Standards Update ASU 2016-02) notwithstanding the implementation of FASB Accounting Standards Update ASU 2016-02 or any actual or proposed change in U.S. GAAP after the date hereof.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

 “Cash Equivalents” means:

(1)          United States dollars, Canadian dollars, Australian dollars, New Zealand dollars, Mexican pesos, Argentine pesos, Chilean pesos and Bolivian bolivianos or such other local currencies held by the Company and its Subsidiaries, or in a demand deposit account in the name of the Company or any Subsidiary, from time to time in the ordinary course of business;

(2)          securities issued or directly and fully guaranteed or insured by the United States government, the Canadian government or any agency or instrumentality of the United States government or the Canadian government (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)          certificates of deposit and time deposits with maturities of six months or less from the date of acquisition and bankers’ acceptances with maturities not exceeding six months, in each case, with any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or better from either S&P or Moody’s, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million (or its foreign currency equivalent); provided that Cash Equivalents may include certificates of deposit and time deposits at a commercial bank that does not meet the ratings or capital requirements set forth above, in an aggregate amount at any time outstanding, not to exceed, as of any date of calculation, $1.0 million;

(4)          repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)          commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments and, in each case, maturing within one year after the date of acquisition; and

(6)          money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

 “CFC” means a “controlled foreign corporation” within the meaning of section 957 of the Internal Revenue Code of 1986, as amended.

 “Change of Control” means the occurrence of any of the following:

(1)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)          the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)          the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

 “Clearstream” means Clearstream Banking, S.A.

“Closing Date Transaction Expenses” means the fees, premiums, expenses and other transaction costs incurred by the Company or any of its Restricted Subsidiaries in connection with (a) the consummation of the New Gold Acquisition, (b) the repayment of Indebtedness under the New Gold Credit Agreement, or (c) the execution, delivery, and performance by the Company and the Guarantors of this Indenture, the issuance of the Notes, and the use of the proceeds thereof.

 “Company” means Coeur Mining, Inc., and any and all successors thereto.

 “Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)          provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)          the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)          depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)          all unusual or non-recurring charges or expenses and all restructuring charges; plus

(5)          the Closing Date Transaction Expenses and any other non-recurring fees, cash charges and other cash expenses (including severance costs) made or incurred in connection with the New Gold Acquisition or the Notes; plus

(6)          all integration costs or costs associated with establishing new facilities; provided that the aggregate amount of all costs or expenses added back under this clause (5) shall not exceed $25.0 million in any consecutive four-quarter period; minus

(7)          any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(8)          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (and loss) of any Unrestricted Subsidiary of such Person), determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)          all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale, discontinued operations or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)          the net income (and loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)          solely for the purpose of determining the amount available for Restricted Payments under Section 4.07 (a)(Z)(A) hereof, the net income (and loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4)          the cumulative effect of a change in accounting principles will be excluded;

(5)          non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations and non-cash mark-to-market adjustments in respect of any Deferred Revenue Financing Arrangement will be excluded;

(6)          any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options will be excluded;

(7)          any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case pursuant to U.S. GAAP, will be excluded;

(8)         any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, director or employees will be excluded; and

(9)         any net gain or loss from currency transaction gains or losses will be excluded.

“Consolidated Secured Leverage Ratio” means, as of the date of determination with respect to any Person, the ratio of:

(1)         the aggregate amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, to

(2)         the aggregate amount of Consolidated EBITDA of such Person and its Restricted Subsidiaries for such Person’s most recently ended four full fiscal quarters immediately preceding the date of determination for which internal financial statements are available.

The Consolidated Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to Consolidated EBITDA.

“Consolidated Total Assets” means, as of any date of determination, the total consolidated assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of the most recent fiscal quarter for which internal financial statements are available, determined on a consolidated basis in accordance with U.S. GAAP; provided that, for purposes of calculating “Consolidated Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including any such transactions occurring on the date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Indebtedness” means Indebtedness of the Company (which may be Guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, one or more debt facilities or commercial paper facilities, indentures or debt security or note issuances, in each case, with banks, investment banks, insurance companies, mutual funds or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, other borrowings, debt securities or note issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Dealer Manager” means RBC Capital Markets, LLC.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Revenue Financing Arrangement” means (x) the Gold Purchase and Sale Agreement, dated October 2, 2014, among Franco-Nevada (Barbados) Corporation, Coeur Mexicana, S.A. de C.V., Ocampo Resources, Inc., Ocampo Services, Inc., Magnetic Resources Ltd. and Coeur San Miguel Corp., (y) any transaction entered into after the Issue Date with a structure that is substantively similar to the transaction described above in the foregoing clause (x) and any other transaction that is customary in the mining business (as determined in good faith by the Company) pursuant to which (a) the Company or any of its Restricted Subsidiaries receives cash advances, deposits or other consideration in respect of future revenues from the sale of a right to receive an interest in future revenues or metal production from specified mineral assets to a Person other than an Affiliate, (b) such advances or deposits or other consideration are recorded as long-term liabilities (other than amounts recorded as current portions thereof), but not as debt determined in accordance with U.S. GAAP, on the consolidated balance sheet of the Company and (c) such long-term liability is amortized upon the delivery or sale of such mineral assets.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means a Restricted Subsidiary that is not an Excluded Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Convertible Indebtedness and any other debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer Memorandum” means the exchange offer memorandum and consent solicitation statement, dated as of March 23, 2026, relating to the offering of the Notes.

“Excluded Foreign Subsidiary” means (a) any Specified Foreign Subsidiary, (b) any direct or indirect subsidiary of the Company which owns no material assets other than equity interests in or equity interests in and debt of one or more Specified Foreign Subsidiaries, or (c) any other direct or indirect subsidiary of the Company, the guarantee of the Notes by which could reasonably be expected to constitute an investment in “United States property” by a CFC, or otherwise result in a material adverse tax consequence to the Company, as reasonably determined by the Company.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness described in clauses (3), (4), (6), (7), (8), (9), (10), (11), (12) or (13) of Section 4.09(b) hereof) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.  Fair Market Value shall be conclusively determined in good faith by (i) the Company’s Board of Directors and set forth in a resolution of the Company’s Board of Directors or (ii) if an Officer of the Company determines in good faith that the Fair Market Value is less than $50.0 million, an Officer of the Company and set forth in an Officer’s Certificate.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (determined in accordance with Regulation S‑X under the Securities Act, but including any Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)         acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S‑X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)         the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)         the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)         any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)         any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)         if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)         the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than (x) any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to U.S. GAAP and (y) for the avoidance of doubt, any imputed interest in respect of any Deferred Revenue Financing Arrangement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)         the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)         any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)         the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with U.S. GAAP; plus

(5)         any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement); plus

(6)         without duplication, any financing cash flows (as defined by U.S. GAAP) payable under any Deferred Revenue Financing Arrangement.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), or Section 2.06(d)(2) hereof.

“Government Securities” means securities that are:

(1)         direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)         obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction form the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)         interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)         commodity futures contracts, commodity swaps and commodity options;

(3)         other agreements or arrangements designed to manage interest rates or interest rate risk; and

(4)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

For the avoidance of doubt, any agreements or arrangements related to a Permitted Convertible Indebtedness Call Transaction will not constitute a Hedging Obligation.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary or group of Restricted Subsidiaries of the Company (1) the total assets of which (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries and after intercompany eliminations) at the last day of the most recently ended fiscal quarter prior to the date of determination for which internal financial statements are available were less than 3.75% of Consolidated Total Assets at such date and (2) the total revenue of which, for the most recently ended four full fiscal quarter period ended on or prior to the date of determination for which internal financial statements are available was less than 3.75% of the consolidated total revenue of the Company and its Restricted Subsidiaries for such period.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)         in respect of banker’s acceptances;

(4)         representing Capital Lease Obligations;

(5)         representing the balance deferred and unpaid of the purchase price of any property (including earn-out obligations) or services due more than six months after such property is acquired or such services are completed; or

(6)         representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with U.S. GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person, but provided that, if such Indebtedness is not assumed by the specified Person, the amount of such Indebtedness of the specified Person for purposes of the foregoing provisions shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which the specified Person could be liable) and (B) the fair market value of the property encumbered thereby as determined by the specified Person in good faith) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  Notwithstanding the foregoing Reclamation Obligations are not and will not be deemed to be Indebtedness.  In connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, notwithstanding the foregoing terms of this definition, the term “Indebtedness” shall not include post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that such post-closing payment adjustments or earn-out or similar obligations shall constitute “Indebtedness” to the extent that at the time of closing or thereafter such payment becomes fixed and determinable and the amount is not paid within 30 days thereafter.  Notwithstanding the foregoing, any long-term liabilities recorded on the Company’s balance sheet, other than as debt in accordance with U.S. GAAP, pursuant to any Deferred Revenue Financing Arrangement shall not be deemed to be “Indebtedness.”

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Company’s following Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries (other than Immaterial Subsidiaries): 1561611 B.C. Ltd, Coeur Alaska, Inc., Coeur Capital, Inc., Coeur Rochester, Inc., Coeur Silvertip Holdings Ltd., Coeur South America Corp., Coeur Sterling Holdings LLC, Golden Reward Mining Company Limited Partnership, New Gold Inc., Sterling Intermediate Holdco, Inc., Wharf Gold Mines Inc., Wharf Resources (U.S.A.), Inc., Wharf Resources Management Inc., and Wharf Reward Mines Inc.

“Initial Notes” means the first $400 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.  The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Condition Acquisition” means, any acquisition, including by means of a merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Company or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with U.S. GAAP.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“New Gold” means New Gold Inc., a corporation existing under the laws of the Province of British Columbia.

“New Gold Acquisition” means the acquisition by the Company and 1561611 B.C. Ltd. of 100% of the Equity Interests of New Gold and its Subsidiaries pursuant to and in accordance with the New Gold Arrangement Agreement.

“New Gold Arrangement Agreement” means that certain arrangement agreement dated as of November 2, 2025, among Coeur Mining, Inc., as the parent, 1561611 B.C. Ltd., as the purchaser, and New Gold, as the company.

“New Gold Credit Agreement” means that fifth amended and restated credit agreement, dated as of March 24, 2025, by and among New Gold, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto, as amended, restated, supplemented, or otherwise modified from time to time.

“New Gold Notes” means the 6.875% senior unsecured notes of New Gold due 2032 in the aggregate principal amount of $400,000,000 issued pursuant to that certain indenture dated as of March 18, 2025, among New Gold and Computershare Trust Company, N.A., as the same may be amended, restated, supplemented, assumed, or otherwise modified from time to time.

“Non-Recourse Debt” means Indebtedness:

(1)         as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than any Liens in respect of such Indebtedness permitted by clause (27) of the definition of Permitted Liens or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)         the explicit terms of which provide that there is no recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than in respect of Liens permitted by clause (27) of the definition of Permitted Liens).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company, except that, with respect to any annual compliance certificate delivered pursuant to this Indenture, such term means only the Chief Executive Officer, the Chief Financial Officer, or the Chief Accounting Officer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee that meets the requirements of Section 12.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means:

(1)         the acquisition, exploration, development, operation and disposition of mining and precious or base metal processing properties and assets; and

(2)         any other business that is the same as, or reasonably related, ancillary or complementary to, the business described in clause (1) or to any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Indenture.

“Permitted Business Investments” means Investments made in (A) the ordinary course of, or of a nature that are customary in, the mining business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, producing, transporting or marketing gold, silver, copper or other precious or base metals used, useful or created in the mining business, including through agreements, acquisitions, transactions, interests or arrangements which permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, without limitation, Investments made in connection with or in the form of (i) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (ii) operating agreements, development agreements, area of mutual interest agreements, pooling agreements, service contracts, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (B) Persons engaged in a Permitted Business.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)         any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)         any Investment in Cash Equivalents;

(3)         any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)          such Person becomes a Restricted Subsidiary of the Company; or

(b)          such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)         any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)         any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)         any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)         Investments represented by Hedging Obligations;

(8)         repurchases of the Notes;

(9)         any guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof; provided that if such Indebtedness can only be incurred by the Company or Guarantors, then such guarantees are only permitted by this clause to the extent made by the Company or a Guarantor, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by this Indenture;

(10)       any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(11)        Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)       Permitted Business Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed, as of the date any such Investment is made, the greater of (x) $375.0 million and (y) 25.0% of Consolidated Total Assets as of the date of such Investment;

(13)       Permitted Bond Hedge Transactions which constitute Investments;

(14)       Guarantees by the Company or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(15)       receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(16)       Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(17)       Investments in escrow or trust funds in the ordinary course of business;

(18)       other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed, as of the date of such Investment, the greater of (x) $75.0 million and (y) 5.0% of Consolidated Total Assets as of the date of such Investment;

(19)       payroll, travel, commission, entertainment, relocation and similar advances to employees or officers of the Company or any of its Restricted Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(20)       loans or advances to employees or officers of the Company or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan); and

(21)       Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans.

“Permitted Liens” means:

(1)         Liens on assets of the Company or any of its Restricted Subsidiaries securing (a) Indebtedness in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (1) not to exceed, as of any date of incurrence, the greater of (x) $400.0 million and (y) 28.0% of Consolidated Total Assets as of such date of incurrence and (b) all related Obligations;

(2)         Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(3)         Liens in favor of the Company or its Restricted Subsidiaries;

(4)         Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with, amalgamated into, or consolidated with the Company or any Restricted Subsidiary of the Company;

(5)         Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6)         Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)         Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, when taken together with all other Indebtedness secured pursuant to this clause (7), not to exceed, as of any date of incurrence, the greater of (x) $125.0 million and (y) 8.5% of Consolidated Total Assets as of such date of incurrence; provided that such Liens apply only to the assets acquired with or financed by such Indebtedness (plus improvements and accessions to, such assets or proceeds or distributions thereof);

(8)         Liens existing on the date of this Indenture (other than Liens permitted under clause (1));

(9)         Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(10)       Liens imposed by law, (x) such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and (y) for normal course contribution to Canadian Pension Plans that are not yet due and payable;

(11)       survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, including reservations, limitations, provisos and conditions expressed in any original grants from the government of Canada or any province thereof or other grants of real or immovable property, or interests therein;

(12)       Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(13)       Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)          the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)          the Indebtedness secured by the new Lien is not increased at such time to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)       Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15)       filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(16)       bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17)       Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18)       Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit permitted under Section 4.09 hereof issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)       grants of intellectual property licenses (including software and other technology licenses)  in the ordinary course of business;

(20)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21)       Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(22)       deposits made in the ordinary course of business to secure liability to insurance carriers;

(23)       with respect to any lease or sublease entered into by the Company or any Restricted Subsidiary in ordinary course of business as a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created or assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(24)       Liens pursuant to any Deferred Revenue Financing Arrangement;

(25)       Liens on the assets of any Restricted Subsidiary of the Company that is not a Guarantor and which secure Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) that are permitted to be incurred under Section 4.09 hereof;

(26)       Liens incurred with respect to obligations in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (26), not to exceed, as of any date of incurrence, the greater of (x) $150.0 million and (y) 10.5% of Consolidated Total Assets as of such date of incurrence;

(27)       Liens on the Equity Interests of an Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary or any Subsidiary thereof (or any other right, title or interest relating thereto, including any right to receive dividends or other distributions on Equity Interests, or any right, title or interest in or to any agreements or instruments relating thereto, including under any related shareholder, limited partnership or security agreements);

(28)       restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements or similar agreements;

(29)       all reservations in the original grant of mineral rights in any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(30)       customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures and partnerships;

(31)       Liens on the proceeds of Indebtedness or any deposit account in which such proceeds are deposited prior to the use of such proceeds to defease, discharge or redeem other Indebtedness or to consummate an acquisition permitted by the terms of this Indenture; and

(32)       Liens securing Indebtedness in an aggregate amount such that, at the time such Secured Indebtedness is incurred and after giving effect to such incurrence, the Consolidated Secured Leverage Ratio of the Company does not exceed 2.0 to 1.0.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)         the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, tender premiums or defeasance expenses incurred in connection therewith);

(2)         such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)         if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms, taken as a whole, at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)         such Indebtedness shall not include (a) Indebtedness of a non-Guarantor that refinances Indebtedness of the Company or a Guarantor or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1)         the Company determines in good faith were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date;

(2)         were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(3)         relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of this Indenture, the proceeds of which are used to support an optional redemption of Notes pursuant to Section 3.07 hereof.

“Reclamation Obligations” means statutory, contractual, constructive or legal obligations associated with decommissioning of mining operations and/or mineral processing facilities and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties, plant and equipment.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness in respect of letters of credit which have not been drawn and other than Indebtedness referred to in clause (6) of the definition of such term) secured by a Lien on assets of the Company or such Restricted Subsidiary, excluding Capital Stock or Indebtedness of an Unrestricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Foreign Subsidiary” means any direct or indirect subsidiary of the Company that is a CFC and any subsidiary thereof, in each case, excluding any Restricted Subsidiary organized under the laws of Canada or any province or territory thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)         any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2028; provided, however, that, if the period from the redemption date to April 1, 2028 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.  Any such Treasury Rate shall be obtained by the Company.

“Trustee” means The Bank of New York Mellon, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that, with respect to determinations for purposes of the definition of “Deferred Revenue Financing Arrangement,” whether such arrangements constitute debt for purposes of U.S. GAAP and whether payments thereunder constitute financing cash flows for purposes of U.S. GAAP, such determinations will be made under U.S. GAAP as in effect as of the closing date of such Deferred Revenue Financing Arrangement.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)         has no Indebtedness other than Non-Recourse Debt;

(2)         except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)         is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)         the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)         the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02        Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11(a)
“Applicable Law”	12.14
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Authorized Officers”	12.01
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)
“Covenant Defeasance”	8.03
“Directing Holder”	7.04
“DTC”	2.03
“Electronic Means”	12.01
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“incur”	4.09(a)
“Instructions”	12.01
“Legal Defeasance”	8.02
“Noteholder Direction”	7.04
“OFAC”	12.15(a)
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01(6)(A)
“Permitted Debt”	4.09(b)
“Position Representation”	7.04
“Purchase Date”	3.09
“Registrar”	2.03
“Reinstatement Date”	4.18(c)
“Restricted Payments”	4.07
“Sanctions”	12.15(a)
“Suspension Period”	4.18(c)
“Verification Covenant”	6.12

Section 1.03        Rules of Construction.

(a)          Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)         “or” is not exclusive;

(4)         “including” is not limiting;

(5)         words in the singular include the plural, and in the plural include the singular;

(6)         “will” shall be interpreted to express a command;

(7)         provisions apply to successive events and transactions; and

(8)         references to sections of or rules under the Exchange Act, the Securities Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES

Section 2.01        Form and Dating.

(a)          General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)          Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02        Execution and Authentication.

(a)          At least one Officer must sign the Notes for the Company by manual or facsimile signature.

(b)          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c)          A Note will not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d)          The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

(e)          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03        Registrar and Paying Agent.

(a)          The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).

(b)          The Registrar will keep a register of the Notes and of their transfer and exchange.

(c)          The Company may appoint one or more co-registrars and one or more additional paying agents.

(d)          The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

(e)          The Company may change any Paying Agent or Registrar without notice to any Holder.

(f)          The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

(g)          If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

(h)          The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(i)           The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company may change the Depositary at any time without notice to any Holder, but the Company will notify the Trustee of the name and address of any new Depositary.

(j)           The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.04         Paying Agent to Hold Money in Trust.

(a)          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.

(b)          While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

(c)          The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.

(d)          Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.

(e)          If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

(f)          Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05        Holder Lists.

(a)          The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

(b)          If the Trustee is not the Registrar, the Company will furnish to the Trustee (1) semi-annually at least seven Business Days before each interest payment date a list, in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 2.06        Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)         the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)         the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)         there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Dealer Manager).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(C)         if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)         the Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (a), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (a) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (a) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)         the Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)         the Registrar receives the following:

(i)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)         Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)         the Registrar receives the following:

(i)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)          Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT“), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO US, ANY OF THE GUARANTORS OR ANY OF THEIR SUBSIDIARIES AND (C) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)         Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)         To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3)         The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)         Neither the Registrar nor the Company will be required:

(A)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)         to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)         to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)         The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically.

(9)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07        Replacement Notes.

(a)          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue, and the Trustee, upon receipt of an Authentication Order, will authenticate, a replacement Note.

(b)          If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

(c)          Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08        Outstanding Notes.

(a)          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.

(b)          Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

(c)          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser and shall be deemed cancelled for all purposes.

(d)          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding, shall be deemed cancelled and interest on it ceases to accrue.

(e)          If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding, shall be deemed cancelled, and will cease to accrue interest.

Section 2.09        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has written notice of being so owned will be so disregarded.

Section 2.10        Temporary Notes.

(a)          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.

(b)          Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.

(c)          Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11        Cancellation.

(a)          The Company at any time may deliver Notes to the Trustee for cancellation.

(b)          The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.

(c)          The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirements of the Exchange Act) in accordance with its procedures for the disposition of canceled securities.

(d)          Certification of the disposition of all canceled Notes will be delivered to the Company upon written request therefor.

(e)          The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12        Defaulted Interest.

(a)          If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.

(b)          The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.

(c)          The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.

(d)          At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or transmit, or cause to be mailed or transmitted, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13        CUSIP Numbers.

(a)          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

(b)          The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01        Notices to Trustee.

(a)          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)         the clause of this Indenture pursuant to which the redemption shall occur;

(2)         the redemption date;

(3)         the principal amount of Notes to be redeemed; and

(4)         the redemption price.

Section 3.02        Selection of Notes to Be Redeemed or Purchased.

(a)          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Notes will be selected for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, by lot or otherwise in accordance with applicable procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

(b)          In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date from the outstanding Notes not previously called for redemption or purchase.

(c)          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; provided that no Notes of $2,000 or less shall be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03         Notice of Redemption.

(a)          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first-class mail (or, in the case of Notes issued in global form, electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed (or electronically transmitted to DTC) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 hereof.

(b)          The notice will identify the Notes to be redeemed (including the CUSIP number, if any) and will state:

(1)         the redemption date;

(2)         the redemption price;

(3)         if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)         the name and address of the Paying Agent;

(5)         that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)         that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(c)          At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(d)          In connection with any redemption of the Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction (including any related Equity Offering).  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption without condition will become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05        Deposit of Redemption or Purchase Price.

(a)          One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.

(b)          The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

(c)          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.

(d)          If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.

(e)          If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06        Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07         Optional Redemption.

(a)          At any time prior to April 1, 2028, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash no greater than the net cash proceeds of all Equity Offerings by the Company since the Issue Date; provided that:

(1)         at least 65% of the original aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)         the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)          At any time prior to April 1, 2028, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)          Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to April 1, 2028.

(d)          On and after April 1, 2028, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to (but excluding) the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2028	103.438%
2029	101.719%
2030 and thereafter	100.000%

(e)          Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.  The Company shall calculate the redemption price.  The Trustee shall have no responsibility in determining or calculating the redemption price.

(f)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08        Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09        Offer to Purchase by Application of Excess Proceeds.

(a)          In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

(b)          The Asset Sale Offer shall be made to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c)          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)          Upon the commencement of an Asset Sale Offer, the Company will send, by first-class mail or otherwise transmit, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)         that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)         the Offer Amount, the purchase price and the Purchase Date;

(3)         that any Note not tendered or accepted for payment will continue to accrue interest;

(4)         that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)         that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6)         that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)         that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)         that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and the applicable agent will select such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes (or, in the case of Notes issued in global form, in accordance with the applicable procedures of DTC) and such other pari passu Indebtedness tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)         that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e)          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f)          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4.
COVENANTS

Section 4.01        Payment of Notes.

(a)          The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the Business Day prior to the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

(b)          The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.

(a)          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03         Reports.

(a)          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)          all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)          all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.  The Company will comply with §314(a) of the TIA if the Indenture has been qualified under the TIA.

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)          For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.04        Compliance Certificate.

(a)          The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)          So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05        Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06        Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Restricted Payments.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)         declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)         purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)         make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)          make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(X)         no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(Y)         the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(Z)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (13), and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A)         50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2026 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)         100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company (other than in a Permitted Warrant Transaction) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(C)         to the extent that any Restricted Investment that was made after the Issue Date is (i) sold or otherwise cancelled, liquidated or repaid, or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash or the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities, in each case received upon repayment or sale); plus

(D)         to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(E)         100% of any dividends received in cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)          The provisions of Section 4.07(a) hereof will not prohibit:

(1)         the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)          the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(Z)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 of this Indenture;

(3)         the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)         the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)          so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries, or their estates or the beneficiaries of such estates, pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to the next succeeding twelve-month period, but no further);

(6)         the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options or withholding of Capital Stock to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units, performance shares or other securities awarded pursuant to the Company’s equity incentive plans;

(7)         so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;

(8)         payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person, or (iii) the conversion or exchange of Convertible Indebtedness of such Person;

(9)         the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the date of this Indenture not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(10)       any payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of the Company’s common stock upon net share settlement thereof or (b) by (i) set-off against the related Permitted Bond Hedge Transaction and (ii) payment of an early termination amount thereof in common stock upon any early termination thereof;

(11)       the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control pursuant to provisions similar to Section 4.15 hereof or (b) at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to provisions similar to Section 4.10 hereof;  provided that all Notes tendered by Holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(12)       so long as no Default or Event of Default has occurred and is continuing, the purchase of Equity Interests of the Company in an aggregate amount not to exceed $20.0 million in the aggregate for any consecutive twelve-month period;

(13)       so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (13) (as reduced by the amount of any cash dividends or distributions received from any Restricted Investment that constitutes a Restricted Payment made pursuant to this clause (13); provided that such dividends or distributions will be excluded for purposes of calculating the aggregate amount of Restricted Payments permitted to be made pursuant to Section 4.07(a) above) not to exceed $75.0 million since the date of this Indenture;

(14)       payments or distributions to holders of the Equity Interests of the Company or any of its Restricted Subsidiaries pursuant to appraisal or dissenter rights required under applicable law or pursuant to a court order in connection with any merger, amalgamation, arrangement, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets; and

(15)       the declaration and payment of dividends on, or purchases of, the Company’s common stock in an amount not to exceed $55.0 million in the aggregate for any consecutive twelve-month period.

(c)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

(d)          For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria or more than one of the exceptions described in clauses (1) through (15) of Section 4.07(b) or is entitled to be made according to Section 4.07(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)         pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)         make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)         sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.08(a)).

(b)          The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)         agreements governing Existing Indebtedness (including any New Gold Notes) and Credit Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, (x) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture and (y) will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes when due;

(2)         this Indenture, the Notes and the Note Guarantees;

(3)         agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the good faith judgment of the Company, such encumbrances and restrictions will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes when due;

(4)         applicable law, rule, regulation or order;

(5)         any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)         customary non-assignment provisions in leases, subleases, licenses and other contracts entered into in the ordinary course of business;

(7)         purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8)         any agreement for the sale or other disposition of all or a portion of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)         Permitted Refinancing Indebtedness; provided that, in the good faith judgment of the Company, the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness (x) are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and (y) will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes when due;

(10)       Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)       provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets or property that are the subject of such agreements;

(12)       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)       reciprocal easements entered into in the ordinary course of business; and

(14)       encumbrances or restrictions arising from a Deferred Revenue Financing Arrangement entered into subsequent to the Issue Date and provided that at the time of entering into, the Company in good faith believes that such encumbrance or restriction shall not adversely affect the Company’s ability to make principal and interest payments on the Notes in any material respect.

Section 4.09         Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)          The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)         the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum amount drawable thereunder) not to exceed, as of any date of incurrence, the greater of (x) $400.0 million and (y) 28.0% of Consolidated Total Assets as of such date of incurrence;

(2)         the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness (including any New Gold Notes that remain outstanding on the Issue Date after giving effect to this offering);

(3)         the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees;

(4)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or the issuance of Disqualified Stock or preferred stock by the Company or any of its Restricted Subsidiaries, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness, Disqualified Stock and preferred stock incurred or issued to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock or preferred stock incurred or issued pursuant to this clause (4), not to exceed, as of any date of incurrence, the greater of (x) $125.0 million and (y) 8.5% of Consolidated Total Assets as of such date of incurrence;

(5)         the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5) or (15) of this Section 4.09(b);

(6)         the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)         if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)         (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)         the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)         any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)         any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements in the ordinary course of business;

(9)         the guarantee by the Company or any of the Guarantors of, or obligations in respect of letters of credit relating to, Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)       the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, bid, surety, appeal, reclamation, remediation and similar bonds, letters of credit and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(11)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)       (x) Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries incurred or issued to finance an acquisition or (y) Indebtedness, Disqualified Stock or preferred stock of any Person incurred or issued and outstanding on or prior to the date on which such Person became a Restricted Subsidiary of the Company or was acquired by, or merged or amalgamated into or arranged or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that in the case of clause (x) and (y) on the date that such Person became a Restricted Subsidiary or such Person or assets were otherwise acquired by the Company, either: (a) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof after giving effect to the incurrence or issuance of such Indebtedness, Disqualified Stock or preferred stock pursuant to this clause (12); or (b) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would have been greater than such ratio immediately prior to such acquisition, merger, amalgamation, arrangement or consolidation, in each case after giving effect to the incurrence or issuance of such Indebtedness, Disqualified Stock or preferred stock pursuant to this clause (12);

(13)       Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Company or any Restricted Subsidiary in any fiscal year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year;

(14)       Indebtedness of the Company, to the extent the net proceeds thereof are substantially concurrently (a) used to purchase Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes pursuant to Article 8 hereof or pursuant to Article 11 hereof;

(15)       the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed, as of any date of incurrence, the greater of (x) $150.0 million and (y) 10.5% of Consolidated Total Assets as of such date of incurrence; and

(16)       the incurrence of Indebtedness by any Restricted Subsidiary of the Company that is not a Guarantor in an aggregate principal amount (or accreted value, as applicable) outstanding pursuant to this clause (16), not to exceed, as of any date of incurrence, the greater of (x) $50.0 million and (y) 3.5% of Consolidated Total Assets.

(c)          The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness will be contractually subordinated in right of payment to the Notes and the applicable Note Guarantee to at least the same extent as such other Indebtedness; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09 or Section 4.12 hereof; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)          Notwithstanding clause (12) of Section 4.09(b) or clause (32) of the definition of “Permitted Liens,” in connection with any Limited Condition Acquisition, at the option of the Company by internal documentation, any Indebtedness and/or Lien incurred to finance such Limited Condition Acquisition shall be deemed to have been incurred on the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into (and not at the time such Limited Condition Acquisition is consummated) and the Fixed Charge Coverage Ratio and the Consolidated Secured Leverage Ratio, as applicable, shall be tested (x) in connection with such incurrence, as of the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into, giving pro forma effect to such Limited Condition Acquisition, to any such Indebtedness or Lien, and to all transactions in connection therewith in a manner consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” and (y) in connection with any other incurrence of any Indebtedness or Lien after the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into and prior to the earlier of the consummation of such Limited Condition Acquisition and the termination of such definitive agreement, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Acquisition or the incurrence of any Indebtedness or Lien incurred to finance such Limited Condition Acquisition or the other transactions in connection therewith.

(f)          The amount of any Indebtedness outstanding as of any date will be:

(1)         the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)         the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)         in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)         the Fair Market Value of such assets at the date of determination; and

(B)         the amount of the Indebtedness of the other Person.

Section 4.10         Asset Sales.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)         the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)         at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that this requirement shall not apply to an Asset Sale in respect of non-operating mining assets.  For purposes of this provision, each of the following will be deemed to be cash:

(A)         any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B)         any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C)         any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 5.00% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(D)         any stock or assets of the kind referred to in clauses (3) or (5) of the next paragraph of this Section 4.10.

(b)          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)         to repay Indebtedness that is secured by a Lien;

(2)         to repay Obligations under other Indebtedness (other than Disqualified Stock or subordinated Indebtedness), other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce the Obligations under the Notes as provided under Section 3.07 hereof, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Notes that would otherwise be prepaid;

(3)         to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(4)         to make a capital expenditure;

(5)         to acquire other assets that are not classified as current assets under U.S. GAAP and that are used or useful in a Permitted Business; or

(6)         any combination of the foregoing;

provided that, in the case of clauses (3) and (5) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of the date thereof; provided that if any commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from and after the date of such cancelation or termination.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)          Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the applicable agent shall select such other pari passu Indebtedness to be purchased on a pro rata basis (or, in the case of Notes issued in global form, by lot or otherwise in accordance with applicable procedures of DTC), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  Notwithstanding anything to the contrary herein, to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 4.11        Transactions with Affiliates.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1)         the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)         the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company.

(b)          The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)         any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)         transactions between or among the Company and/or its Restricted Subsidiaries;

(3)         transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)         payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)         any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)         Restricted Payments that do not violate Section 4.07 hereof and Permitted Investments;

(7)         any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders of Notes in any material respect than the terms of the agreements in effect on the Issue Date;

(8)         any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Company or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not more disadvantageous to the Holders of Notes in any material respect than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(9)         transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person; and

(10)       any transaction or series of related transactions for which the Company or any of its Restricted Subsidiaries delivers to the Trustee an opinion as to the fairness to the Company or the applicable Restricted Subsidiary of such transaction or series of related transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national recognized standing qualified to perform the task for which it has been engaged.

Section 4.12        Liens.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously therewith:

(1)         in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2)         in the case of any Lien securing Indebtedness subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated Indebtedness.

Section 4.13         Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14        Corporate Existence.

(a)          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)         its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)         the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15         Offer to Repurchase Upon Change of Control.

(a)          Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to (but excluding) the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  No later than 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)         that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)         the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3)         that any Note not tendered will continue to accrue interest;

(4)         that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)         that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)         that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)         that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.  In connection with the tender of any Notes with respect to a Change of Control, the tendering Holder of Notes shall provide good title to the Notes, free and clear of all liens and encumbrances, and shall represent and warrant that such Holder of Notes is presenting good title, free and clear of all Liens and encumbrances, and such other representations and warranties as are customary.

(b)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  Notwithstanding anything to the contrary herein, to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(c)          On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)         accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)         deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)         deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)          The Paying Agent will promptly mail or wire transfer (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)          Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(f)          Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.15(c) hereof, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer pursuant to this Section 4.15, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest thereon to (but excluding) the redemption date.

Section 4.16         Additional Note Guarantees.

The Company will cause each of its Restricted Subsidiaries that is not a Guarantor and that guarantees any Indebtedness of the Company, on the Issue Date or any time thereafter, which such Indebtedness exceeds $20.0 million in aggregate principal amount, to become a Guarantor by executing a supplemental indenture and delivering an Opinion of Counsel reasonably satisfactory to the Trustee within 30 days thereafter to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Restricted Subsidiary and constitutes a valid and binding agreement of that Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).  The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.17         Designation of Restricted and Unrestricted Subsidiaries.

(a)          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b)          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18        Changes in Covenants When Notes Rated Investment Grade.

(a)          If on any date following the date of this Indenture:

(1)         the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2)         no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of Section 4.18(c), the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 and 5.01(a)(4) of this Indenture will be suspended.

(b)          During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 hereof or the definition of “Unrestricted Subsidiary.”

(c)          Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the covenants specified in Section 4.18(a) will be reinstituted as of and from the date of such rating decline (the “Reinstatement Date”).  Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 hereof had been in effect since the date of this Indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended or for any other failure to comply with any suspended covenants during a period when the covenants were suspended (a “Suspension Period”).  Notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of obligations arising from transactions that occurred during a Suspension Period shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default hereunder.

(d)          On the Reinstatement Date, all Indebtedness incurred during a Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(a) hereof or one of the clauses of Section 4.09(b) hereof (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date).  To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.09(a) hereof or Section 4.09(b) hereof such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Existing Indebtedness under Section 4.09(b)(2) hereof.

(e)          The Trustee shall not be responsible for monitoring, or charged with knowledge of, the ratings of the Notes.  At the commencement of any Suspension Period and upon the occurrence of any Reinstatement Date, the Company shall deliver notice thereof to the Trustee in the form of an Officer’s Certificate, pursuant to this Section 4.18.

ARTICLE 5.
SUCCESSORS

Section 5.01        Merger, Consolidation or Sale of Assets.

(a)          The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)          either:

(A)         the Company is the surviving corporation; or

(B)         the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)         the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)         immediately after such transaction, no Default or Event of Default exists;

(4)         the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

(5)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that any such event complies with the foregoing.

(b)          In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)          This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any one or more of its Restricted Subsidiaries or between or among any one or more of the Company’s Restricted Subsidiaries.

(d)          Clauses (3) and (4) of this Section 5.01 will not apply to (a) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (b) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any and interest on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

(a)          Each of the following is an “Event of Default”:

(1)         default for 30 days in the payment when due of interest on the Notes;

(2)         default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)         failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01 hereof;

(4)         failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.10 or Section 4.15 hereof;

(5)         failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(6)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)         is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)         results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(7)         failure by the Company or any Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments (net of any amounts covered by insurance policies issued by a reputable and creditworthy insurance company that is not contesting liability for such amounts) entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)         except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)         the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)         commences a voluntary case,

(B)         consents to the entry of an order for relief against it in an involuntary case,

(C)         consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)         makes a general assignment for the benefit of its creditors, or

(E)         generally is unable to pay its debts as they become due; and

(10)       a court of competent jurisdiction enters a final non-appealable order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)         appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)         orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the final non-appealable order or decree remains unstayed and in effect for 90 consecutive days.

Section 6.02         Acceleration.

(a)          In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b)          Upon any such declaration, the Notes shall become due and payable immediately.

(c)          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any or interest on, the Notes.

Section 6.03        Other Remedies.

(a)          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04        Waiver of Past Defaults.

(a)          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

(b)          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05        Control by Majority.

(a)          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.

(b)          However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

(a)          No Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or the Note Guarantees unless:

(1)         such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)         Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)         such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)         the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)         during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

(b)          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07        Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note expressly set forth herein to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09        Trustee May File Proofs of Claim.

(a)          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.

(b)          To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

(c)          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

(a)          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11        Undertaking for Costs.

(a)          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

(b)          This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12         Notices of Defaults.

(a)          Any notice of Default, notice of acceleration or instruction to the Trustee, to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee, that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated.  In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Position Representation within five Business Days of request therefor (a “Verification Covenant”).  In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

(b)          If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee, an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.  If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant.  Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered to the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall not be deemed to have received such Noteholder Direction or any notice of such Default or Event of Default.  Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or insolvency shall not require compliance with the foregoing paragraphs.

(c)          For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to monitor, investigate, verify or otherwise determine if a Holder has a Net Short position or to inquire as to or investigate the accuracy of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, monitor any court proceeding undertaken in connection therewith, inquire if the Company will seek action to determine if a Directing Holder has breached its Position Representation, monitor or investigate whether any Default or Event of Default has been properly reported, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy or otherwise failing to act in accordance with the Noteholder Direction as provided for herein.  The Trustee shall not have any liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction, or for determining whether any Holder has delivered a Position Representation, such Position Representation conforms with the requirements of this Indenture or any other agreement or any Holder is a regulated bank.

(d)          Each Holder by accepting a Note acknowledges and agrees that the Trustee shall not be liable to any person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer’s Certificate or (iv) its duties under this Indenture, as the Trustee may determine in its sole discretion.

ARTICLE 7.
TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)         the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)         the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)         the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)          No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

(f)          The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)          The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)          The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03        Individual Rights of Trustee.

(a)          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

(b)          However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04        Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

(a)          If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.

(b)          Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06        Compensation and Indemnity.

(a)          The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company shall from time to time agree in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)          The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, damages, claims, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense is finally determined by a court of competent jurisdiction to be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)          The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)          To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07        Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 30 days prior to the effective date of such resignation.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the effective date of such removal.  The Company may remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.09 hereof;

(2)         the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)         a custodian or public officer takes charge of the Trustee or its property; or

(4)         the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08        Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09         Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02        Legal Defeasance and Discharge.

(a)          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)         the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)         the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)         the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)         this Article 8.

(b)          Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03        Covenant Defeasance.

(a)          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).

(b)          For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.

(c)          In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3), (4), (5), (6), (7) and (8) hereof will not constitute Events of Default.

Section 8.04        Conditions to Legal or Covenant Defeasance.

(a)          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03 hereof:

(1)         the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)         in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an opinion of U.S. tax counsel reasonably acceptable to the Trustee confirming that:

(A)         the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B)         since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)         in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an opinion of U.S. tax counsel reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)         no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)         such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)         the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)          the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

(a)          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)          The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)          Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes.

(a)          Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)         to cure any ambiguity, defect or inconsistency;

(2)         to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(3)         to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(4)         to comply with requirements of the SEC in order to effect the qualification of this Indenture under the TIA, if applicable;

(5)         to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of Notes” section of the Company’s Exchange Offer Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;

(6)         to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(7)         to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

(b)          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02        With Consent of Holders of Notes.

(a)          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, Section 4.10 and Section 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c)          It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)         reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)         reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Section 3.09, Section 4.10 and Section 4.15 hereof);

(3)         reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)         waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)         make any Note payable in money other than that stated in the Notes;

(6)         make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(7)         waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, Section 4.10 or Section 4.15 hereof);

(8)         release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)         make any change in the preceding amendment and waiver provisions.

Section 9.03         Revocation and Effect of Consents.

(a)          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.

(b)          However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04         Notation on or Exchange of Notes.

(a)          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company, in exchange for all Notes, may issue, and the Trustee shall, upon receipt of an Authentication Order, authenticate, new Notes that reflect the amendment, supplement or waiver.

(b)          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05        Trustee to Sign Amendments, etc.

(a)          The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

(b)          The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
NOTE GUARANTEES

Section 10.01      Guarantee.

(a)          Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)         the principal of, premium, if any, on, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)         in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

(b)          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)          The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02       Limitation on Guarantor Liability.

(a)          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.

(b)          To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03       Execution and Delivery of Note Guarantee.

(a)          To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b)          Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

(c)          If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

(d)          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)          In the event that any of the Company’s Restricted Subsidiaries that is not a Guarantor and that guarantees any Indebtedness of the Company, on the Issue Date or any time thereafter, which such Indebtedness exceeds $20.0 million in aggregate principal amount, the Company will cause such Restricted Subsidiary to Guarantee the Notes on a senior unsecured basis pursuant to the provisions of Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04      Guarantors May Consolidate, etc., on Certain Terms.

(a)          Except as otherwise provided in Section 10.05 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)         immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)         either:

(A)         subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture on the terms set forth herein or therein, pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B)         the transaction is made without violating Section 4.10 hereof.

(b)          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c)          Except as set forth in Article 4 and Article 5 hereof, and notwithstanding clauses 2(A) and (B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05       Releases.

(a)          The Note Guarantee of a Guarantor will be released:

(1)         in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(2)         in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)         if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)         in the case of any Initial Guarantor, at the Company’s election, if such Initial Guarantor is not then guaranteeing, or is released or discharged from its Guarantee of, any other Indebtedness of the Company in an aggregate principal amount in excess of $20.0 million; provided that if such Person has incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.09, such Guarantor’s obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09.

(5)         in the case of any Guarantor other than an Initial Guarantor, at the Company’s election, if such Guarantor is released or discharged from its Guarantee of all Indebtedness of the Company that resulted in the obligation of such Guarantor to Guarantee the Notes; provided that if such Person has incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.09 hereof, such Guarantor’s obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09 hereof; or

(6)         upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

(b)          Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

(a)          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)         either:

(A)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise, will become due and payable within one year or will be called for redemption within one year under irrevocable arrangements reasonably satisfactory to the Trustee, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest, on, the Notes to the date of maturity or redemption;

(2)         in respect of subclause (B) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)         the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)         the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b)          In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02       Application of Trust Money.

(a)          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b)          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.
MISCELLANEOUS

Section 12.01       Notices.

(a)          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission or any electronic means the Trustee (which, in the case of the Trustee, shall not include facsimile transmission) and the Company agree to accept, or overnight air courier guaranteeing next day delivery, to the others’ address:

(1)          If to the Company and/or any Guarantor:

Coeur Mining, Inc.,
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Facsimile No.: (312) 489-5899
Attention: General Counsel

With a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Facsimile No.: (212) 351-5316
Attention: Eric Scarazzo

(2)          If to the Trustee:

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attention: Corporate Trust Administration
Email: logan.zamperini@bny.com

(b)          The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or other electronic means; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)          Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

(e)          If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

(g)          The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.

(h)          If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee, in its discretion, elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.

(i)           The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.

(j)           The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.

(k)          The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.

(l)           The Company agrees:

(1)         to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties;

(2)         that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company;

(3)         that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and

(4)         to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

(m)         “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

(n)          Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.02      Certificate and Opinion as to Conditions Precedent.

(a)          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)         an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.03      Statements Required in Certificate or Opinion.

(a)          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)         a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.04       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.06      Governing Law; Submission to Jurisdiction.

(a)          THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)          The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 12.07      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08      Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.09      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10      Counterpart Originals.

(a)          The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

(b)          The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(c)          “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 12.11       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.12      Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR, THE HOLDERS BY ACCEPTANCE OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.13      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14      Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to this Indenture, the Company agrees (i) to provide to the Trustee, upon the Trustee’s request, information regarding the transaction that the Company has in its possession to assist the Trustee in determining whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law.  The terms of this section shall survive the termination of this Indenture.

Section 12.15      OFAC Sanctions.

(a)          The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b)          The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Coeur Mining, Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Executive Vice President and Chief Financial Officer

1561611 B.C. Ltd.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Coeur Alaska, Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Coeur Capital, Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Coeur Rochester, Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

[Signature Page to Indenture]

Coeur Silvertip Holdings Ltd.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Coeur South America Corp.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Coeur Sterling Holdings LLC

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Golden Reward Mining Company Limited Partnership

By: Wharf Gold Mines Inc., its General Partner

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

New Gold Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

[Signature Page to Indenture]

Sterling Intermediate Holdco, Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Wharf Gold Mines Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Wharf Resources (U.S.A.), Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Wharf Resources Management Inc

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

Wharf Reward Mines Inc.

By:	/s/ Thomas S. Whelan
	Name:	Thomas S. Whelan
	Title:	Vice President

[Signature Page to Indenture]

The Bank of New York Mellon, as Trustee

By:	/s/ April Bradley
	Name:	April Bradley
	Title:	as Agent

[Signature Page to Indenture]

EXHIBIT A
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP/ISIN* ____________

6.875% Senior Notes due 2032

No. ___ $____________

COEUR MINING, INC.

promises to pay to               or registered assigns,

the principal sum of                                          on April 1, 2032.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:  _______________

COEUR MINING, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

*	144A Global Note: CUSIP: 192120AA1 / ISIN: US192120AA16
Regulation S Global Note: CUSIP: U19219AA9 / ISIN: USU19219AA99

[Back of Note]
6.875% Senior Notes due 2032

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          Interest.  Coeur Mining, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 6.875% per annum from ________________, ___ until maturity.  The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)          Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          Paying Agent and Registrar.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)          Indenture.  The Company issued the Notes under an Indenture dated as of April 22, 2026 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)          Optional Redemption.

(a)          At any time prior to April 1, 2028, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with an amount of cash no greater than the net proceeds from all Equity Offerings by the Company since the Issue Date; provided that:

(i)           at least 65% of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)          the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)          At any time prior to April 1, 2028, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)          Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to April 1, 2028.

(d)          On or after April 1, 2028, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to (but excluding) the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2028	103.438%
2029	101.719%
2030 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.  The Company shall calculate the redemption price.

(6)          Mandatory Redemption.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          Repurchase at the Option of Holder.

(a)          Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to (but excluding) the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  No later than 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)          If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the applicable agent shall select such other pari passu Indebtedness to be purchased on a pro rata basis (or, in the case of Notes issued in global form, in accordance with the applicable procedures of DTC), based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)          Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first-class mail (or, in the case of Notes issued in global form, electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed (or electronically transmitted to DTC) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or Article 11 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

In connection with any redemption of the Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction (including any related Equity Offering).  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(9)          Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)        Persons Deemed Owners.  The registered Holder of a Note may be treated as the owner of it for all purposes.  Only registered Holders have rights under the Indenture.

(11)        Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes, or the Note Guarantees to any provision of the “Description of Notes” section of the Company’s Exchange Offer Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(12)        Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.10 or Section 4.15 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vii) failure by the Company or any Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments (net of any amounts covered by insurance policies issued by a reputable and creditworthy insurance company that is not contesting liability for such amounts) entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest on the Notes (including in connection with an offer to purchase).  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)        Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)        No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)        Authentication.  This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(16)        Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Facsimile No.:  (312) 489-5899
Attention:  General Counsel

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

[_] Section 4.10	[_] Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Facsimile No.:  (312) 489-5899
Attention:  General Counsel

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attention: Corporate Trust Administration
logan.zamperini@bny.com

Re:          6.875% Senior Notes Due 2032

Reference is hereby made to the Indenture, dated as of April 22, 2026 (the “Indenture”), among Coeur Mining, Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.           [_] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Dealer Manager).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.           [_] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          [_] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)          [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.           [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)          [_] Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          [_] Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          [_] Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[_] a beneficial interest in the:

(i)	[_] 144A Global Note (CUSIP _________), or

(ii)	[_] Regulation S Global Note (CUSIP _________), or

(iii)	[_] IAI Global Note (CUSIP _________); or

(b)	[_] a Restricted Definitive Note.

2.          After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	[_] a beneficial interest in the:

(i)	[_] 144A Global Note (CUSIP _________), or

(ii)	[_] Regulation S Global Note (CUSIP _________), or

(iii)	[_] IAI Global Note (CUSIP _________); or

(iv)	[_] Unrestricted Global Note (CUSIP _________); or

(b)	[_] a Restricted Definitive Note; or

(c)	[_] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Facsimile No.:  (312) 489-5899
Attention:  General Counsel

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attention: Corporate Trust Administration
logan.zamperini@bny.com

Re:	6.875% Senior Notes Due 2032

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of April 22, 2026 (the “Indenture”), among Coeur Mining, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)          [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)          [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)          [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)          [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)          [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)          [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT D

FORM OF CERTIFICATE OF
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Facsimile No.:  (312) 489-5899
Attention:  General Counsel

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attention: Corporate Trust Administration
logan.zamperini@bny.com

Re:	6.875% Senior Notes Due 2032

Reference is hereby made to the Indenture, dated as of April 22, 2026 (the “Indenture”), among Coeur Mining, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)          [_] a beneficial interest in a Global Note, or

(b)          [_] a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 22, 2026 (the “Indenture”) among Coeur Mining, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Coeur Mining, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 22, 2026 providing for the issuance of 6.875% Senior Notes due 2032 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:_______________,

[Guaranteeing Subsidiary]

By:
Name:
Title:

Coeur Mining, Inc.

By:
Name:
Title:
[Existing Guarantors]

By:
Name:
Title:

The Bank of New York Mellon, as Trustee

By:
Name:
Title: